UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2014

INVENSENSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35269	01-0789977
(State or other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1745 Technology Drive, San Jose, Suite 200, CA 95110

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (408) 988-7339

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On August 25, 2014, InvenSense, Inc. (the “Company”) announced that Mr. Alan Krock, its Chief Financial Officer, had notified the Company of his resignation from his position at the Company effective September 2, 2014. Mr. Krock will continue as a special advisor through October 31, 2014 (“Advisory Period”). Pursuant to a consulting agreement and a Separation Agreement and Release dated as of September 1, 2014, between the Company and Mr. Krock, subject to his execution of a release, Mr. Krock will receive during the Advisory Period a base salary and benefits equal to his base salary and benefits in effect as of the date of his resignation. In addition, Mr. Krock will receive payment for 7 months of salary and benefits. This summary of the Separation Agreement and Release is qualified in its entirety by the Separation Agreement and Release filed as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NO.	DESCRIPTION

10.1†	Separation Agreement and Release dated as of September 1, 2014, by and between the Registrant and Alan Krock.

†	Indicates a management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 4, 2014

INVENSENSE, INC.

By:	/s/ Adam Tachner
Adam Tachner
Vice President and General Counsel

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

10.1†	Separation Agreement and Release dated as of September 1, 2014, by and between the Registrant and Alan Krock.

†	Indicates a management contract or compensatory plan or arrangement.